SUBSCRIPTION AGREEMENT

INVESTOR SUBSCRIPTION AGREEMENT FOR INTERNET STOCK MARKET, RESOURCES, INC.

Persons interested in purchasing shares of the Common Stock of Internet Stock Market Resources, Inc. must return this completed Subscription Agreement along with their wire transfer, check or money order for their total payment, payable only to: Internet Stock Market Resources, Inc. 405 Central Ave., Suite 102 Lobby Level, St.Petersburg, FL 33701 (http://www.internetstockmarket.com)

If and when accepted by Internet Stock Market Resources, Inc. (the "Company"), this Subscription Agreement shall constitute a subscription for shares of Common Stock, .0001 par value per share, of the Company. The minimum investment is $600.00 for 100 units . An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method of Payment: (CIRCLE ONE ) Check, Money Order or Wire (fax or e-mail for instructions) payable only to: "Internet Stock Market Resources, Inc.".

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I hereby irrevocably tender this Subscription Agreement for the purchase of
_________ units at six dollars ($6.00) per unit. With this subscription Agreement, I tender payment in the amount of $__________ ($6.00 per unit) for the shares subscribed.

In connection with this investment in the Company, I represent and warrant as follows:

    (a) Prior to tendering payment for the shares, I received the Company's final Prospectus dated September 30, 1999.
    (b) I am a bona fide resident of the state of ________________________.


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Please issue the shares which I am purchasing as follows:

1. INDIVIDUAL(S) -- if more than one owner, please issue as follows:

[ ] Tenants-in-Common (all parties must sign -- each investor has an undivided interest)
[ ] Joint Tenants with Right of Survivorship (all parties must sign joint ownership)
[ ] Minor with adult custodian under the Uniform Gift to Minors Act in your state
                 (the minor will have sole beneficial ownership)

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

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
INVESTOR NO. 1 (PRINT NAME ABOVE)                INVESTOR NO. 2 (PRINT NAME ABOVE)

---------------------------------------------    ----------------------------------------------------
Street (residence address)                       Street (residence address)
---------------------------------------------    ----------------------------------------------------
City                  State               Zip    City                      State                  Zip

---------------------------------------------    ----------------------------------------------------
Home Tele.            Business Tele.             Home Tele.                Business Tele.

---------------------------------------------    ----------------------------------------------------
FAX                   e-mail                              FAX                       e-mail

---------------------------------------------    ----------------------------------------------------
Social Security Number                                    Social Security Number

---------------------------------------------    ----------------------------------------------------
Signature                           Date         Signature                                  Date

ACCEPTED BY: INTERNET STOCK MARKET RESOURCES, INC.

---------------------------------------------
Name, Title                         Date.

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
                   SUBSCRIPTION FORM FOR OTHER THAN INDIVIDUAL

Purchasers of shares of the Common Stock of Internet Stock Market, Inc. for other than individuals must complete this form for the proper entity that will hold title to the shares. Send this completed Subscription Agreement along with the proper wire transfer, check or money order for the total payment, payable only to: Internet Stock Market Resources, Inc. 405 Central Ave. Suite 102 Lobby Level, St. Petersburg, Florida 33701 (http://www.internetstockmarket.com).

If and when accepted by Internet Stock Market Resources, Inc., (the "Company"), this Subscription Agreement shall constitute a subscription for shares of Common Stock, no par value per share, of the Company. The minimum investment is six hundred dollars ($600.00) for 100 units. An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method of payment: (CIRCLE ONE) Check, Money Order or Wire (fax to 727-822-9516 or e-mail morrisb@interntstockmarket.com for instructions) payable only to:
"Internet Stock Market Resources, Inc".


ENTITY:

[ ] CORPORATION (authorized agent of corporation must sign)
[ ] EXISTING PARTNERSHIP (at least one partner must sign)
[ ] TRUST (all trustees must sign)

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Name of Entity

----------------------------------------------------------
Authorized Agent (print name above)

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Title of Authorized Agent

----------------------------------------------------------
Social Security or Federal Identification Number of Entity

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Street (business address) or address of Registered Agent

----------------------------------------------------------
City                      State                     Zip

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Business Tele. or Home Tele. of Registered Agent of Entity

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FAX                        e-mail

The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate, and complete.

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Signature                                            Date

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For a Trust, all Trustees must sign. Add a line for each to the Right of form.


ACCEPTED BY: INTERNET STOCK MARKET RESOURCES, INC.

----------------------------------------------------------
Name, Title                                 Date.

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




No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


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